September 30, 2014

Petro River Oil Corp.

1980 Post Oak Blvd., Suite 2020

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel to Petro River Oil Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (Registration No. 333-___________) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 120,000,000 shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (“Common Stock”). The Shares are issuable under the Company’s Amended and Restated 2012 Equity Compensation Plan (the “Plan”). This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Company’s Certificate of Incorporation, as amended or supplemented and currently in effect, as certified by the Secretary of State of the State of Delaware;

(iii) the Company’s Bylaws, as amended or supplemented and currently in effect, as certified by the Executive Chairman of the Company (the “Bylaws”);

(iv) the Plan; and

(v) the corporate actions of the board of directors of the Company adopting the Plan, and otherwise relating to the Registration Statement and the issuance of the Shares pursuant to the Plan.

We also have examined and relied on certificates of public officials and as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

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For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We also have assumed that the Company will at all time have a sufficient number of authorized and unissued shares of Common Stock reserved for issuance pursuant to the Plan. We have not independently verified any of these assumptions.

The opinion expressed in this opinion letter is limited to the General Corporation Law of the State of Delaware (the “DGCL”). We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when and if issued and delivered against payment therefor in accordance with the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ K&L Gates LLP